Exhibit (a)(1)(ii)

LETTER OF TRANSMITTAL

To Accompany Institutional Shares or Service Shares

or Order Tender of Shares of

PERMAL HEDGE STRATEGIES FUND I

Tendered Pursuant to the Offers

Dated March 27, 2014

THE OFFERS AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M.,

NEW YORK CITY TIME, ON APRIL 25, 2014, UNLESS THE OFFERS ARE

EXTENDED.

The Depositary for the Offers is:

The Bank of New York Mellon

Facsimile Copy Number: (508) 599-4117

For Account Information Call: (866) 211-4521

By Mail or Overnight Courier:

BNY Mellon Alternative Investment Servicing

Attn: Legg Mason Investor Servicing

19C-0204

400 Bellevue Parkway

Wilmington, DE 19809

DESCRIPTION OF SHARES TENDERED

Name(s) and Addresses of Registered Holder(s): (Please Fill in, if Blank, Exactly as Name(s) Appear(s) on Account Registration)	Institutional Shares Tendered (Attach Additional Signed Schedule if necessary)	Service Shares Tendered (Attach Additional Signed Schedule if necessary)
	Number of Institutional Shares Tendered	Number of Service Shares Tendered

	Total Institutional Shares Tendered	Total Service Shares Tendered

Amount of Institutional Shares in the Fund Being Tendered

☐ Entire amount of Institutional Shares.

☐ Portion of Institutional Shares.

                         shares

Amount of Service Shares in the Fund Being Tendered

☐ Entire amount of Service Shares.

☐ Portion of Service Shares.

                         shares

THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING SHAREHOLDER, AND EXCEPT AS OTHERWISE PROVIDED IN INSTRUCTION 2, THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. THE SHAREHOLDER HAS THE RESPONSIBILITY TO CAUSE THE LETTER OF TRANSMITTAL AND ANY OTHER DOCUMENTS TO BE TIMELY DELIVERED.

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING DOCUMENTS CAREFULLY.

Ladies and Gentlemen:

The undersigned hereby tenders to Permal Hedge Strategies Fund I, a Maryland statutory trust (the “Fund”), the shares of (i) the Fund’s Institutional Shares $0.00001 par value per share (the “Institutional Shares”) described below, at a price per Institutional Shares, (the “Institutional Shares Purchase Price”), equal to the net asset value per Institutional Shares as of 5:00 pm New York City time on the Valuation Date, which is currently expected to be June 30, 2014, upon the terms and subject to the conditions set forth in the Fund’s Offers to Purchase, dated March 27, 2014, receipt of which is hereby acknowledged, and this Letter of Transmittal (which, together with the Fund’s Offers to Purchase, constitute the “Institutional Shares Offer”) or (ii) the Fund’s Service Shares $0.00001 par value per share (the “Service Shares”) described below, at a price per Service Share, (the “Service Shares Purchase Price”), equal to the net asset value per Service Share as of 5:00 pm New York City time on the Valuation Date, which is currently expected to be June 30, 2014, upon the terms and subject to the conditions set forth in the Fund’s Offers to Purchase, dated March 27, 2014, receipt of which is hereby acknowledged, and this Letter of Transmittal (which, together with the Fund’s Offers to Purchase, constitute the “Service Shares Offer”). The Institutional Shares and the Service Shares are collectively referred to as the “Shares.” The Institutional Shares Offer and the Service Shares Offer are collectively referred to as the “Offers.” The “Termination Date” of the Offers is 11:59 p.m., New York City time, on April 25, 2014. If the Fund, in its sole discretion, shall have extended the period for which the Offers are open, the “Termination Date” shall mean the latest time and date on which the Offers, as so extended by the Fund, shall expire.

Subject to, and effective upon, acceptance of payment for the Shares tendered herewith in accordance with the terms and subject to the conditions of the Offers, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Fund all right, title and interest in and to all the Shares that are being tendered hereby and that are being accepted for purchase pursuant to the Offers and irrevocably constitutes and appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to such Shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (a) transfer ownership of such Shares on the account books maintained by the Fund’s transfer agent, together, in either such case, with all accompanying evidences of transfer and authenticity to or upon the order of the Fund, upon receipt by the Depositary, as the undersigned’s agent, of the Purchase Price, (b) present such Shares for transfer on the books of the Fund, and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares, all in accordance with the terms of the Offers.

The undersigned hereby represents and warrants that, (a) the undersigned has full power and authority to tender, sell, assign and transfer the tendered Shares (and any and all dividends, distributions, other Shares or other securities or rights issued or issuable in respect of such Shares on or after the Termination Date); (b) when and to the extent the Fund accepts the Shares for purchase, the Fund will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, proxies, encumbrances or other obligations relating to their sale or transfer, and not subject to any adverse claim; (c) on request, the undersigned will execute and deliver any additional documents deemed by the Depositary or the Fund to be necessary or desirable to complete the sale, assignment and transfer of the tendered Shares (and any and all dividends, distributions, other Shares or securities or rights issued or issuable in respect of such Shares on or after the Termination Date); and (d) the undersigned has read and agreed to all of the terms of the Offers.

All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. Shares tendered pursuant to the Offers may be withdrawn at any time prior to the Termination Date in accordance with Section 4, “Rights of Withdrawal,” of the Fund’s Offers to Purchase. After the Termination Date, tenders made pursuant to the Fund’s Offers to Purchase will be irrevocable.

SIGN HERE (IMPORTANT: COMPLETE AND SIGN THE SUBSTITUTE FORM W-9 HEREIN OR APPLICABLE FORM W-8)
(Signature (s) of Shareholder(s)) Dated: ,

(Must be signed by the registered holder(s) exactly as name(s) appear(s) on account registration) for the Shares or on a security position listing or by person(s) authorized to become registered holder(s) by documents transmitted herewith. If signature is by attorney-in-fact, executor, administrator, trustee, guardian, agent, officer of a corporation or another person acting in a fiduciary or representative capacity, please provide the following information. See instruction 6.)

Name(s)

(Please Print)

Capacity (Full Title)

Address

City	State	Zip Code
Area Code and Telephone Number Employer identification or Social Security Number GUARANTEE OF SIGNATURE(S) (See Instructions 1 and 6) Authorized Signature(s) (Please Print) Name of Firm Address
City	State	Zip Code
Dated: ,

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offers

1. Guarantee of Signatures. No signature guarantee on this Letter of Transmittal is required (i) if this Letter of Transmittal is signed by the registered holder of the Shares tendered herewith, unless such holder has completed either the box entitled “Special Delivery Instructions” or the box entitled “Special Payment Instructions” herein, or (ii) if such Shares are tendered for the account of a firm which is a broker, dealer, commercial bank, credit union, savings association or other entity and which is a member in good standing of a stock transfer association’s approved medallion program (such as STAMP, SEMP or MSP) (each being hereinafter referred to as an “Eligible Institution”). In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 6.

THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING SHAREHOLDER AND EXCEPT AS OTHERWISE PROVIDED IN THIS INSTRUCTION, THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. THE SHAREHOLDER HAS THE RESPONSIBILITY TO CAUSE THE LETTER OF TRANSMITTAL AND ANY OTHER DOCUMENTS TO BE TIMELY DELIVERED.

No alternative, conditional or contingent tenders will be accepted, except as may be permitted in the Fund’s Offers to Purchase. All tendering Shareholders, by execution of this Letter of Transmittal (or facsimile thereof), waive any right to receive any notice of the acceptance for payment of Shares.

2. Signatures on Letter of Transmittal; Stock Powers and Endorsements.

(a) If this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, the signature(s) must correspond exactly with the name(s) on the face of the account registration.

(b) If any of the tendered Shares are held of record by two or more joint holders, ALL such holders must sign this Letter of Transmittal.

(c) If this Letter of Transmittal or any stock powers are signed by trustees, executors, administrators, guardians, agents, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the Fund of their authority to so act.

3. Tender of More Than $3,019,536 of Institutional Shares or $2,712 of Service Shares. If more than $3,019,536 of Institutional Shares or $2,712 of Service Shares, as applicable, are duly tendered prior to the expiration of the Offers (and not timely withdrawn), the Fund will purchase Institutional Shares or Service Shares, as applicable, from tendering Shareholders, in accordance with the terms and conditions specified in the Offers to Purchase, on a pro rata basis (disregarding fractions), in accordance with the number of Institutional Shares or Service Shares, as applicable duly tendered by each Shareholder during the period the Offers are open (and not timely withdrawn), unless the Fund determines not to purchase any Institutional Shares or Service Shares, as applicable.

4. Irregularities. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Shares will be determined by the Fund, in its sole discretion, which determination shall be final and binding. The Fund reserves the absolute right to reject any or all tenders of any particular Shares (i) determined by it not to be in proper form or (ii) the acceptance of or payment for which may, in the opinion of the Fund’s counsel, be unlawful. The Fund also reserves the absolute right to waive any of the conditions of the Offers, in whole or in part, or any defect or irregularity in tender of any particular Shares or Shareholder, and the Fund’s interpretations of the terms and conditions of the Offers (including these instructions) shall be final and binding. No tender of Shares will be deemed to be properly made until all defects and irregularities have been cured or waived. None of the Fund, the Depositary or any other person shall be obligated to give notice of defects or irregularities in tenders, nor shall any of them incur any liability for failure to give any such notice. Unless waived, any defects or irregularities must be cured within such time as the Fund shall determine.

5. Requests for Assistance and Additional Copies. Requests for assistance should be directed to, and additional copies of the Fund’s Offers to Purchase and this Letter of Transmittal may be obtained from, the Depositary at the address set forth at the end of this Letter of Transmittal. The Depositary will also provide Shareholders, upon request, with a Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding (W-8BEN) or a Certificate of Foreign Person’s Claim That Income Is Effectively Connected With the Conduct of a Trade or Business in the United States (W-8ECI).

6. Backup Withholding. Each Shareholder that desires to participate in the Offers must, unless an exemption applies, provide the Depositary with the Shareholder’s taxpayer identification number on the Substitute Form W-9 set forth in this Letter of Transmittal with the required certifications being made under penalties of perjury. If the Shareholder is an individual, the taxpayer identification number is his or her social security number. If the Depositary is not provided with the correct taxpayer identification number, the Shareholder may be subject to a $50 penalty imposed by the Internal Revenue Service (the “IRS”) in addition to being subject to backup withholding.

Shareholders are required to give the Depositary the taxpayer identification number of the record owner of the Shares by completing the Substitute Form W-9 included with this Letter of Transmittal. If the Shares are registered in more than one name or are not in the name of the actual owner, consult the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9, which immediately follow the Substitute Form W-9.

If backup withholding applies, the Depositary is required to withhold 28% of any payment made to the Shareholder with respect to Shares purchased pursuant to the Offers. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding may result in an overpayment of taxes for which a refund may be obtained by the Shareholder from the IRS.

Certain Shareholders (including, among others, most corporations and certain foreign persons) are exempt from backup withholding requirements. To qualify as an exempt recipient on the basis of foreign status, a Shareholder must submit a properly completed IRS Form W-8 (generally, a Form W-8BEN or Form W-8ECI), signed under penalties of perjury, attesting to that person’s exempt status. A Shareholder would use a Form W-8BEN to certify that (1) it is the beneficial owner (or is authorized to sign for the beneficial owner) of all the income to which the form relates, (2) the beneficial owner is not a U.S. person, (3) the income to which the form relates is (a) not effectively connected with the conduct of a trade or business in the United States, (b) effectively connected but is not subject to tax under an income tax treaty, or (c) the partner’s share of a partnership’s effectively connected income, and (4) for broker transactions or barter exchanges, the beneficial owner is an exempt foreign person as defined in the instructions to the Form W-8BEN; and would use a Form W-8ECI to certify that (1) it is the beneficial owner (or is authorized to sign for the beneficial owner) of all the income to which the form relates, (2) the amounts for which the certification is provided are effectively connected with the conduct of a trade or business in the United States and are includible in its gross income (or the beneficial owner’s gross income) for the taxable year, and (3) the beneficial owner is not a U.S. person. A foreign Shareholder may also use a Form W-8BEN to certify that it is eligible for benefits under a tax treaty between the United States and such foreign person’s country of residence.

A SHAREHOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO HIS OR HER QUALIFICATION FOR EXEMPTION FROM THE BACKUP WITHHOLDING REQUIREMENTS AND THE PROCEDURE FOR OBTAINING AN EXEMPTION.

7. Withholding for Non-U.S. Shareholders. Even if a Non-U.S. Shareholder (as defined in Section 7 of the Fund’s Offers to Purchase) has provided the required certification to avoid backup withholding, the Depositary will withhold U.S. federal income taxes equal to 30% of the gross payments payable to a Non-U.S. Shareholder or his or her agent unless the Depositary determines that a reduced rate of withholding is available pursuant to a tax treaty or that an exemption from withholding is applicable because such gross proceeds are effectively connected with the conduct of a trade or business within the U.S. In order to obtain a reduced rate of withholding pursuant to a tax treaty, a Non-U.S. Shareholder must deliver to the Depositary before the payment a properly completed and executed IRS Form W-8BEN. In order to obtain an exemption from withholding on the grounds that the gross proceeds paid pursuant to the Offers are effectively connected with the conduct of a trade or business within the U.S., a Non-U.S. Shareholder must deliver to the Depositary a properly completed and executed IRS Form W-8ECI. The Depositary will determine a shareowner’s status as a Non-U.S. Shareholder and eligibility for a reduced rate of, or exemption from, withholding by reference to any outstanding certificates or statements concerning eligibility for a reduced rate of, or exemption from, withholding (e.g., IRS Forms W-8BEN or W-8ECI) unless facts and circumstances indicate that such reliance is not warranted. A Non-U.S. Shareholder may be eligible to obtain a refund of all or a portion of any tax withheld if such shareowner satisfies certain requirements or is otherwise able to establish that no tax or a reduced amount of tax is due. Backup withholding generally will not apply to amounts subject to the 30% or a treaty-reduced rate of withholding. Non-U.S. Shareholders are urged to consult their own tax advisors regarding the application of federal income tax withholding, including eligibility for a withholding tax reduction or exemption, and the refund procedure.

8. Stock Transfer Taxes. Except as set forth in this Instruction 8, no stock transfer tax stamps or funds to cover such stamps need accompany this Letter of Transmittal, and the Fund will pay all stock transfer taxes, if any, with respect to the transfer and sale of Shares to it pursuant to the Offers. If, however, payment of the purchase price is to be made to, or (in the circumstances permitted by the Fund’s Offers to Purchase) if Shares not tendered or not purchased are to be registered in the name of any person other than the registered holder, or if tendered Shares are registered in the name of any person other than the person(s) signing this Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder or such other person) payable on account of the transfer to such person will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted.

PAYER’S NAME:

SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (TIN)

Part 1 — PLEASE PROVIDE YOUR NAME AND TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.

Part 2 — CERTIFICATION.

Under penalty of perjury, I certify that:

(1)    The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and

(2)    I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3)    I am a U.S. person (including a U.S. resident alien), and

(4)    The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Name Social Security Number OR Employer Identification Number Part 3 — ☐ Awaiting TIN Part 4 — Exemption from FATCA reporting code (if any)

Certificate Instructions — You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of under-reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out such item 2. If a real estate transaction, no requirement to complete item 2. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN.

Sign Here	The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. SIGNATURE DATE

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFERS. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN

PART 3 OF THE SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all reportable payments made to me will be withheld.

Signature	Date	,

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number for the Payee (You) to Give the Payer. — Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All “Section” references are to the Internal Revenue Code of 1986, as amended. “IRS” is the Internal Revenue Service.

For this type of account:	Give the social security number of

1. Individual	The individual

2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account[1]

3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor[2]

4. a. The usual revocable savings trust account (grantor is also trustee)	The grantor trustee[1]

b. So-called trust account that is not a legal or valid trust under state law	The actual owner[1]

5. Sole proprietorship or disregarded entity owned by an individual	The owner[3]

For this type of account:	Give the employer identification number of

6. Disregarded entity not owned by an individual	The owner[3]

7. A valid trust, estate, or pension trust	The legal entity[4]

8. Corporate or LLC electing corporate status on Form 8832 or Form 2553	The corporation

9. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization

10. Partnership or multi-member LLC	The partnership

11. A broker or registered nominee	The broker or nominee

12. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

Payees that may be exempt from backup withholding include:

•	A corporation.

•	A financial institution.

•	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

•	A real estate investment trust.

•	A common trust fund operated by a bank under Section 584(a).

•	An entity registered at all times during the tax year under the Investment Company Act of 1940.

•	A middleman known in the investment community as a nominee or custodian.

•	A futures commission merchant registered with the Commodity Futures Trading Commission.

•	A foreign central bank of issue.

•	A trust exempt from tax under Section 664 or described in Section 4947.

Payments of dividends and patronage dividends generally exempt from backup withholding include:

•	Payments to nonresident aliens subject to withholding under Section 1441.

•	Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

•	Payments of patronage dividends not paid in money.

•	Payments made by certain foreign organizations.

•	Section 404(k) payments made by an ESOP.

Payments of interest generally exempt from backup withholding include:

•	Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest $600 or more and you have not provided your correct taxpayer identification number to the payer.

•	Payments described in Section 6049(b)(5) to nonresident aliens.

•	Payments on tax-free covenant bonds under Section 1451.

•	Payments made by certain foreign organizations.

•	Mortgage or student loan interest paid to you.

Certain payments, other than payments of interest, dividends, and patronage dividends, that are exempt from information reporting are also exempt from backup withholding. For details, see the regulations under Sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N.

1.      List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.

2.      Circle the minor’s name and furnish the minor’s social security number.

3.      You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your social security number or your employer identification number (if you have one).

4.      List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

U.S. exempt payees described above should file Form W-9 or a substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” ON THE FACE OF THE FORM, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYER.

Privacy Act Notice—Section 6109 requires you to provide your correct taxpayer identification number to payers, who must report the payments to the IRS. The IRS uses the number for identification purposes and may also provide this information to various government agencies for tax enforcement or litigation purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to the payer. Certain penalties may also apply.

Obtaining a Number

If you don’t have a taxpayer identification number or you don’t know your number, obtain Form SS-5, Application for a Social Security Card, at the local Social Security Administration office, or Form SS-4, Application for Employer Identification Number, by calling 1 (800) TAX-FORM, and apply for a number.

Payees Exempt from Backup Withholding

Payees specifically exempted from withholding include:

•     An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).

•     The United States or a state thereof, the District of Columbia, a possession of the United States, or a political subdivision or instrumentality of any one or more of the foregoing.

•     An international organization or any agency or instrumentality thereof.

•     A foreign government and any political subdivision, agency or instrumentality thereof.

Penalties

(1) Failure to Furnish Taxpayer Identification Number.—If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding.—If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3) Criminal Penalty for Falsifying Information.—Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT

YOUR TAX CONSULTANT OR THE INTERNAL

REVENUE SERVICE

IMPORTANT: This Letter of Transmittal or a manually signed facsimile thereof (together with all other required documents) must be received by the Depositary prior to 11:59 p.m., New York City time, on April 25, 2014 (or if the offers are extended, the expiration as extended), at the appropriate address set forth below:

The Depositary for the Offers is:

The Bank of New York Mellon

Facsimile Copy Number: (508) 599-4117

For Account Information Call: (866) 211-4521

By Mail or Overnight Courier:

BNY Mellon Alternative Investment Servicing

Attn: Legg Mason Investor Servicing

19C-0204

400 Bellevue Parkway

Wilmington, DE 19809

Any questions or requests for assistance or additional copies of this Letter of Transmittal, the Fund’s Offers to Purchase and other accompanying materials may be directed to the Depositary at its telephone number and location listed above.